Exhibit 10.1
SECOND AMENDMENT TO
KEY EMPLOYEE AGREEMENT
               This Second Amendment, effective as of August 13, 2009 (“Effective Date”), is entered into by and between Watson Pharmaceuticals, Inc., a corporation organized under the laws of the State of Nevada (the “Company”), and Thomas R. Russillo (the “Executive”). This Second Amendment amends that certain Key Employee Agreement entered into by and between the Company and Executive dated effective as of September 5, 2006, as amended from time to time (the “Agreement”). This Second Amendment to the Agreement, together with the Agreement, constitutes the entire Agreement as amended through the Effective Date.
1.	Term of the Agreement. The first sentence of Section 1 of the Agreement is hereby amended by replacing “2009” with “2010.”

2.	Severance Benefits Upon a Termination Without Cause. Section 4.1(a) of Exhibit A is hereby deleted in its entirety and replaced with the following language:
“(a) A lump sum severance payment, subject to standard withholdings or deductions, in an amount equal to either (i) if Executive’s employment is terminated during 2009, twelve (12) months base salary, plus Executive’s target bonus for 2009, plus Executive’s pro-rated bonus for 2009; or (ii) if Executive’s employment is terminated during 2010, Executive’s base salary for the remainder of 2010, plus Executive’s target bonus for 2010.”
3.	No Other Changes. Except as provided in this Second Amendment, the Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer and the Executive has executed this Amendment as of the Effective Date.

WATSON PHARMACEUTICALS, INC.		EXECUTIVE

By:	/s/ David A. Buchen	/s/ Thomas R. Russillo

		Thomas	R. Russillo

Its:	Senior Vice President, General Counsel and Secretary

Date:	August 13, 2009	Date:	August 13, 2009